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                                                                   EXHIBIT 3.2



                         AMENDED AND RESTATED BYLAWS

                                     OF

                          PAYLESS SHOESOURCE, INC.

                 (Amended and Restated as of April __, 1998)

                                  ARTICLE I
                                   OFFICES


     Section 1. The registered office of the Corporation shall be in the City of St. Louis, State of Missouri, or at such other place within the State of Missouri as the Board of Directors may at any time and from time to time designate.

     Section 2. The Corporation may also have offices at such other places both within and without the State of Missouri as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II
                          MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders shall be held either within or without the State of Missouri as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. The annual meeting of shareholders shall be held at such place within or without the State of Missouri, at such hour and on such date, not earlier than May 1 and not later than July 10 in each year as the Board of Directors may specify in the call of such meeting, at which meeting the shareholders shall elect directors as described in Article III below by a majority of shares entitled to vote thereon and represented in person or by proxy at the meeting, and transact such other business as may properly be brought before the meeting.

     Section 3. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given by mail, postage prepaid, not less than ten or more than seventy days before the date of the meeting, to each shareholder entitled to vote at such meeting at such address as shall appear on the books of the Corporation.

     Section 4. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period


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of at least ten days prior to the meeting, at the registered office of the
Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 5. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, or the President. Special meetings of shareholders may not be called by any other person or persons. The business transacted at a special meeting of shareholders shall be confined to the purpose or purposes specified in the notice therefor.

     Section 6. Except as otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by mail, postage prepaid, not less than ten nor more than seventy days before the date of the meeting, to each shareholder entitled to vote at such meeting at such address as shall appear on the books of the Corporation.

     Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy even though less than a quorum, shall have the power successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     For purposes of determining a quorum, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting; shares as to which voting instructions are given as to at least one of the matters be voted on shall also be deemed to be so represented; if the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

     Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Shares represented by a proxy which directs that the shares abstain from voting on a matter shall not be deemed to be represented at the meeting as to such matter. Shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on shall not be deemed to be represented at the meeting for purposes of




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the vote as to such matter or matters. A proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter shall be deemed to give voting instructions as to such matter.

     Section 9. Except as otherwise provided by the Articles of Incorporation, each shareholder of record shall at every meeting of the shareholders be entitled to one vote for each share of capital stock of the Corporation entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy, but no proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Subject to applicable law, the Board of Directors shall prescribe the rules and regulations for voting at all meetings of the shareholders; provided, however, the vote for the election of directors, and upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by written ballot.

     Section 10. Except as otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting of the shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 11. To be properly brought before the annual or any special shareholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual or any special shareholders' meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of common stock of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 11, provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting.




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     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

     Section 12. Except as provided in Section 3 of Article III, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at the meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of common stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of common stock of the Corporation which are beneficially owned by the shareholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be disregarded.

                                 ARTICLE III
                                  DIRECTORS

     Section 1. Except as otherwise required by law or the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.




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     Section 2. The number of directors of the Corporation shall be fixed in the manner provided in the Articles of Incorporation. Except as otherwise provided in Section 3 of this Article III, the directors of the Corporation shall be elected by the shareholders of the Corporation, and at each such election the nominees receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected.

     Section 3. Except as otherwise required by the Articles of Incorporation, any vacancy in the Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected to fill a vacancy shall hold office until the next election of directors by the shareholders of the Corporation (subject, however, to such director's earlier death, resignation, disqualification or removal from office). In no event shall a decrease in the number of directors shorten the term of any incumbent director.

     Section 4. The Board of Directors may hold its meetings, both regular and special, and cause the books of the Corporation to be kept, either within or without the State of Missouri at such place or places as they may from time to time determine or as otherwise may be provided in these Bylaws..

     Section 5. Subject to Section 8 of this Article III there shall be an annual meeting of the Board of Directors on the day of the annual meeting of shareholders in each year or as soon thereafter as convenient, such annual meeting to be at such place and time (and, if applicable, on such date) as the Chairman of the Board or the Chief Executive Officer shall designate by written notice to the directors, and regular meetings shall be held on such dates and at such times and places either as the directors shall by resolution provide or as the Chairman of the Board or the Chief Executive Officer shall designate by written notice to the directors. Except as above provided, no notice of said annual meeting or such regular meetings of the Board of Directors need be given.

     Section 6. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Treasurer and shall be called by one of the foregoing officers on the written request of a majority of the entire Board of Directors specifying the object or objects of such special meeting. In the event that one of the foregoing officers shall fail to call a meeting within two days after receipt of such request, such meeting may be called in like manner by the directors making such request. The person or persons calling the special meeting may fix the place, either within or without the State of Missouri, as a place for holding the meeting. Notice of each special meeting, stating the date, place and time of the meeting and the purpose or purposes for which it is called, shall be deposited in the regular or overnight mail, sent by telecopy, telegram or delivered by hand to each director not later than the day preceding the date of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 7. At all meetings of the Board of Directors a majority of the entire Board of Directors in office shall constitute a quorum for the transaction of business and the act of a majority




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of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or by these Bylaws. If a quorum, shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Except as otherwise required by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing. The Secretary shall file the consents with the minutes of proceedings of the Board of Directors or the committee as the case may be.

     Section 9. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

     Section 10. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent allowed by law and as provided in the resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 11. Each committee of the Board shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 12. Directors and members of committees may receive such compensation for their services, and such reimbursement of expenses, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted



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for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 14. As used in these Bylaws generally, the term "entire
Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                 ARTICLE IV
                                   NOTICES

     Section 1. Whenever written notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any director, committee member or shareholder, such requirement shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director, committee member or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telecopy, telegram, telex or cable or by overnight mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 2. Whenever any notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any director, committee member or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE V
                                  OFFICERS

     Section 1. The officers of the Corporation elected by the Board of Directors shall consist of the Chairman of the Board, a President and a Secretary and such other officers as the Board of Directors may deem necessary and proper, including, without limitation, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. The Board of Directors shall elect the Chairman of the Board, the President and the Secretary at its first meeting held after each annual meeting of shareholders and may elect such other officers from time to time as it deems necessary




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or advisable. Any two or more of such offices, excepting the offices of
President and Secretary, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument on behalf of the Corporation in more than one capacity.

     Section 2. The Chairman of the Board, the President and such other officer or officers as the Board may from time to time by resolution designate may appoint one or more Vice Presidents, a Controller, and one or more Assistant Controllers, Assistant Secretaries and Assistant Treasurers, who shall also be officers of the Corporation.

     Section 3. The Board of Directors may determine or provide the method of determining the compensation of all officers.

     Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation that was filled by the Board of Directors pursuant to
Article V, Section 1 also shall be filled by the Board of Directors.

     Section 5. Each officer of the Corporation shall be subject to the control of the Board of Directors and shall have such duties in the management of the Corporation as may be provided by appropriate resolution of the Board of Directors and/or provided in these Bylaws.

     Section 6. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 7. Any officer, if required by the Board of Directors, shall give bond in such sum and with such security as the Board of Directors may require for the faithful performance of duties.

     Section 8. In the case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any other director, or to any other person for the time being.




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                                 ARTICLE VI
                            CERTIFICATES OF STOCK


     Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificate shall certify the number of shares owned by such holder in the Corporation.

     Section 2. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct and with such surety as it may approve, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy days before the date of such meeting, nor more than seventy days prior to any other action; provided, however that if the Board of Directors does not set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders of record at the close of business on the twentieth day preceding the date of the



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meeting shall be entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting.

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.





                                 ARTICLE VII
                             GENERAL PROVISIONS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Pursuant to law, dividends may be paid in cash, in property, or in shares of the capital stock.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. All checks or demands for money and all notes and other obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may at any time and from time to time designate.

     Section 4. The fiscal year of the Corporation shall end on the Saturday closest to the 31st day of January in each year.

     Section 5. The corporate seal shall consist of the words "PAYLESS SHOESOURCE, INC. MISSOURI" arranged in a circular form around the words and figures "Corporate Seal 1961" and shall be kept by the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



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                                ARTICLE VIII
                                 AMENDMENTS

     These Bylaws may be amended, altered, changed or rescinded, in whole or in part, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation.

     The substance of such amendment, alteration, change, rescission or adoption or the subject matter thereof shall be submitted in writing at a preceding meeting of the Board of Directors or notice thereof shall be given to the directors at least ten days before; waiver of notice by any director being deemed equivalent to such notice to him.












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